UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2005

SELECT MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	000-32499 (Commission File Number)	23-2872718 (I.R.S. Employer Identification No.)

4716 Old Gettysburg Road, P.O. Box 2034, Mechanicsburg, PA 17055
(Address of principal executive offices) (Zip Code)
(717) 972-1100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On August 10, 2005, Select Medical Corporation (the “Company”) entered into a lease for approximately 8,615 square feet of additional office space at 4720 Old Gettysburg Road in Mechanicsburg, Pennsylvania (the “Additional Lease”) with Old Gettysburg Associates II, a general partnership owned by Rocco A. Ortenzio, Robert A. Ortenzio, John M. Ortenzio and Select Capital Corporation, a Pennsylvania corporation whose principal office is located in Mechanicsburg, Pennsylvania. Rocco A. Ortenzio, Robert A. Ortenzio, Martin J. Ortenzio and John M. Ortenzio each own 25% of Select Capital Corporation. Rocco A. Ortenzio is a director and the Executive Chairman of the Company. Robert A. Ortenzio is a director and the Chief Executive Officer of the Company. The Additional Lease is for a five year initial term at $19.61 per square foot. The Company obtained an independent appraisal to support the amount of rent it will pay for this space. A copy of the Additional Lease is attached as Exhibit 10.1 to this report.
As previously disclosed, the Company’s parent, Select Medical Holdings Corporation (“Holdings”) has adopted a Long Term Cash Incentive Plan (the “LTIP”). Participants in the LTIP will receive cash payments in respect of awards issued under the plan to the extent Holdings exceeds targeted returns on invested equity as of a liquidity event, such as the sale of the company or an initial public offering by Holdings, within a specified number of years or upon the redemption of Holdings’ preferred stock or special dividends on Holdings’ preferred stock. On August 10, 2005, the compensation committee of the Board of Directors of Holdings allocated the available units in the LTIP among the members of senior management of Holdings and the Company as follows:

Name of Executive	% Allocation of LTIP Units
Robert A. Ortenzio	35%
Rocco A. Ortenzio	25%
Patricia A. Rice	15%
Martin F. Jackson	7%
James J. Talalai	5%
Michael E. Tarvin	5%
S. Frank Fritsch	5%
David W. Cross	3%
As previously disclosed, Holdings has adopted the 2005 Stock Option and Restricted Stock Plan (the “Plan”). On August 10, 1005, the compensation committee of the Board of Directors of Holdings allocated 25% of the options available for grant under the Plan to Rocco A. Ortenzio, and 35% of the options available for grant under the Plan to Robert A. Ortenzio (the applicable percentage for Rocco A. Ortenzio and Robert A. Ortenzio is defined as the “Maximum Percentage”). Such options would be granted as of the time of the closing of a public offering of Holdings in which the aggregate proceeds to Holdings (together with the aggregate proceeds in all such prior public offerings) are at least $250,000,000, with an exercise price equal to the price per share of Holdings Common Stock offered to the public in such public offering. The options granted to Rocco A. Ortenzio would not be subject to vesting. The options granted to Robert A. Ortenzio would be subject to ratable monthly vesting over a three-year period from the date of grant
In addition, on August 10, 2005 the Board of Directors of Holdings authorized a director stock option plan (the “Director Plan”) for non-employee directors. 250,000 shares of Holdings’ Common Stock were reserved for awards under the Director Plan.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On August 10, 2005, David S. Chernow, James E. Dalton, Jr. and Leopold Swergold were each elected to the board of directors of the Company and to the board of directors of Holdings. Messrs. Swergold and Dalton were appointed to the audit committees of the Boards of Directors of Holdings and the Company, and Mr. Chernow was appointed to the compensation committees of both Holdings and the Company. Each of Messrs. Chernow, Dalton and Swergold were also awarded options to purchase 20,000 shares of Holdings’ Common Stock pursuant to the Director Plan.
In July 2005, Mr. Chernow purchased 2,973.98 shares of Participating Preferred Stock and 20,000 shares of Common Stock of Holdings for an aggregate of $100,000; Mr. Dalton purchased 7,434.94 shares of Participating Preferred Stock and 50,000 shares of Common Stock of Holdings for an aggregate of $250,000; and Mr. Swergold purchased 29,739.78 shares of Participating Preferred Stock and 200,000 shares of Common Stock for an aggregate of $1,000,000.
Each of Messrs. Chernow, Dalton and Swergold served on the Board of Directors of the Company prior to February 24, 2005 and, as previously disclosed, received compensation from the Company for their service on the Board of Directors and its various committees.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
On August 10, 2005 the Board of Directors of the Company approved a waiver of the Select Medical Corporation Code of Conduct (the “Code of Conduct”) to permit a subsidiary of the Company to enter into a lease agreement and purchased services agreement with Odyssey HealthCare, Inc. (“Odyssey”) for the purpose of developing an inpatient hospice facility. The total annual amount payable by Odyssey to the Company under the terms of the proposed lease agreement and proposed purchased services agreement is approximately $200,000.

Under the provisions of the Code of Conduct, it is an actual or potential conflict of interest for an employee to serve as a director of a third party which has an actual or potential business or other relationship with the Company. David W. Cross is the Senior Vice President and Chief Development Officer of the Company, and is also a member of the Board of Directors of Odyssey. The Board of Directors of the Company approved the waiver of this provision of the Code of Conduct based on all of the facts and circumstances surrounding the proposed transaction, including (a) the fact that Mr. Cross did not participate in the negotiation of the proposed lease agreement and proposed purchased services agreement, (b) the proposed lease agreement and proposed purchased services agreement were negotiated at arm’s length and are on market terms, (c) the fact that Mr. Cross does not have a material ownership interest in Odyssey, and (d) that the Board of Directors of the Company did not otherwise find that the transaction would conflict or prevent Mr. Cross from faithfully performing his duties to the Company.
As described in Item 1.01 above, on August 10, 2005, the Company entered into the Additional Lease for approximately 8,615 square feet of additional office space at 4720 Old Gettysburg Road in Mechanicsburg, Pennsylvania with Old Gettysburg Associates II. Under the provisions of the Code of Conduct, it is an actual or potential conflict of interest for an employee to own a significant financial interest in any third party that has an actual or potential business or other relationship with the Company. Rocco A. Ortenzio and Robert A. Ortenzio are each officers, and directors of the Company and Holdings, and are also partners in Old Gettysburg Associates II, the general partnership that is leasing the property to the Company. The Board of Directors of the Company approved the waiver of this provision of the Code of Conduct based on all of the facts and circumstances surrounding the proposed transaction, including (a) the fact that the terms of the Additional Lease were negotiated at arm’s length, (b) that the Company obtained an independent appraisal to support the amount of rent it will pay for this space, and (c) that the Board of Directors of the Company did not otherwise find that the transaction would conflict or prevent either Mr. Rocco Ortenzio or Mr. Robert Ortenzio from faithfully performing his duties to the Company.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL CORPORATION
Date: August 16, 2005	By:	/s/ Michael E. Tarvin
Michael E. Tarvin Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Office Lease Agreement dated August 10, 2005 among Old Gettysburg Associates II and Select Medical Corporation.